Supplement
To Prospectus Supplement Dated July 27, 2007 (To Prospectus Dated April 26, 2007)

$1,831,919,083 (APPROXIMATE)

J.P. MORGAN MORTGAGE TRUST 2007-S3
Issuing Entity
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-S3

J.P. MORGAN MORTGAGE ACQUISITION CORP.
Sponsor and Seller

J.P. MORGAN ACCEPTANCE CORPORATION I
Depositor

__________________

The prospectus supplement dated July 27, 2007 to the prospectus dated April 26, 2007 with respect to the above-captioned series is hereby amended as follows:

1.

The dates set forth for the Class 1-A-58, Class 1-A-77 and Class 1-A-79 Certificates in the table that begins on page S-7 of the prospectus supplement under the heading “EXPECTED FINAL DISTRIBUTION DATE” shall each be deleted in their entirety and replaced with July 2037.

2.

The dates set forth for the Class 1-A-56 and Class 1-A-78 Certificates in the table that begins on page S-7 of the prospectus supplement under the heading “EXPECTED FINAL DISTRIBUTION DATE” shall each be deleted in their entirety and replaced with November 2012.

3.

The dates set forth for the Class 1-A-55 and Class 1-A-76 Certificates in the table that begins on page S-7 of the prospectus supplement under the heading “EXPECTED FINAL DISTRIBUTION DATE” shall each be deleted in their entirety and replaced with March 2012.

4.

The date set forth for the Class 1-A-54 Certificates in the table that begins on page S-7 of the prospectus supplement under the heading “EXPECTED FINAL DISTRIBUTION DATE” shall be deleted in its entirety and replaced with August 2011.

5.

The dates set forth for the Class 1-A-57 and Class 1-A-80 Certificates in the table that begins on page S-7 of the prospectus supplement under the heading “EXPECTED FINAL DISTRIBUTION DATE” shall each be deleted in their entirety and replaced with October 2013.

6.

The dates set forth for the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class A-X Certificates in the table that begins on page S-7 of the prospectus supplement under the heading “FINAL SCHEDULED DISTRIBUTION DATE” shall each be deleted in their entirety and replaced with August 2022.

JPMorgan

August 2, 2007

7.

The sentence on page S-13 of the prospectus supplement under the heading “FINAL SCHEDULED DISTRIBUTION DATE” is deleted in its entirety and replaced with the following:

The final scheduled distribution date for the Group 1A Certificates and the subordinate certificates is the distribution date in August 2037.  The final scheduled distribution date for the Group 2A Certificates (other than the Class A-P Certificates) is the distribution date in August 2022.

8.

The definition of “Final Scheduled Distribution Date” in the Glossary of Defined Terms on page S-116 of the prospectus supplement is deleted in its entirety and replaced with the following:

The Distribution Date in August 2037 for the Group 1A Certificates and the Subordinate Certificates and the Distribution Date in August 2022 for the Group 2A Certificates (other than the Class A-P Certificates).

9.

Clause (i) on page S-69 of the prospectus supplement under the heading “Description of the Certificates - Expected Final Distribution Date” is deleted in its entirety and replaced with the following:

the related Mortgage Components prepay at a rate of (a) 275% PSA, with respect to the Subgroup 1-1 Certificates, (b) 300% PSA, with respect to the Subgroup 1-2 Certificates (c) 400% PSA, with respect to the Subgroup 1-3 Certificates, (d) 350% PSA, with respect to the Subgroup 1-4 Certificates, (e) 450% PSA, with respect to the Subgroup 1-5 Certificates, (f) 250% PSA, with respect to the Subgroup 2-1 Certificates (other than the Class A-P Certificates), (g) 250% PSA, with respect to the Subgroup 2-2 Certificates, (h) 300% PSA, with respect to the Subgroup 2-3 Certificates, (i) 350% PSA, with respect to the Subgroup 2-4 Certificates, (j) 275% PSA, with respect to the Class A-P Certificates, (k) 300% PSA, with respect to the Subordinate Certificates and (l) one month after the latest prepayment penalty expiration date with respect to the Class P Certificates

10.

The second sentence of the third paragraph on page S-95 of the prospectus supplement under the heading “Material Federal Income Tax Consequences - General” is deleted in its entirety and replaced with the following:

The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes will be a rate of (a) 275% PSA, with respect to the Subgroup 1-1 Mortgage Components, (b) 300% PSA, with respect to the Subgroup 1-2 Mortgage Components (c) 400% PSA, with respect to the Subgroup 1-3 Mortgage Components, (d) 350% PSA, with respect to the Subgroup 1-4 Mortgage Components, (e) 450% PSA, with respect to the Subgroup 1-5 Mortgage Components, (f) 250% PSA, with respect to the Subgroup 2-1 Mortgage Components, (g) 250% PSA, with respect to the Subgroup 2-2 Mortgage Components, (h) 300% PSA, with respect to the Subgroup 2-3 Mortgage Components and (i) 350% PSA, with respect to the Subgroup 2-4 Mortgage Components.

11.

The column labeled “350%” in the table titled “Sensitivity of the Class 1-A-19 Certificates to Prepayments and LIBOR” set forth on page S-90 of the prospectus supplement is hereby replaced in its entirety by the following:

400%

201.632
140.691
84.338
31.751
(19.880)
*

12.

The column labeled “350%” in the table titled “Sensitivity of the Class 1-A-29 Certificates to Prepayments and LIBOR” set forth on page S-90 of the prospectus supplement is hereby replaced in its entirety by the following:

400%

53.276
53.276
53.276
53.276
53.276
*

13.

The column labeled “350%” in the table titled “Sensitivity of the Class 1-A-39 Certificates to Prepayments and LIBOR” set forth on page S-90 of the prospectus supplement is hereby replaced in its entirety by the following:

400%

198.709
138.634
83.029
31.082
(20.001)
*

14.

The column labeled “350%” in the table titled “Sensitivity of the Class 1-A-41 Certificates to Prepayments and LIBOR” set forth on page S-90 of the prospectus supplement is hereby replaced in its entirety by the following:

400%

284.139
194.976
114.823
42.327
(31.232)
*

15.

The column labeled “350%” in the table titled “Sensitivity of the Class 1-A-82 Certificates to Prepayments and LIBOR” set forth on page S-92 of the prospectus supplement is hereby replaced in its entirety by the following:

400%

161.972
113.196
67.422
24.022
(19.142)
*

16.

The column labeled “350%” in the table titled “Sensitivity of the Class 1-A-84 Certificates to Prepayments and LIBOR” set forth on page S-92 of the prospectus supplement is hereby replaced in its entirety by the following:

400%

179.268
124.273
73.069
24.883
(23.779)
*

17.

The column labeled “350%” in the table titled “Sensitivity of the Class 1-A-86 Certificates to Prepayments and LIBOR” set forth on page S-92 of the prospectus supplement is hereby replaced in its entirety by the following:

400%

191.158
131.942
77.089
25.733
(27.071)
*

18.

The column labeled “350%” in the table titled “Sensitivity of the Class 1-A-89 Certificates to Prepayments and LIBOR” set forth on page S-92 of the prospectus supplement is hereby replaced in its entirety by the following:

400%

201.232
138.221
80.115
25.950
(32.648)
*

19.

The column labeled “300%” in the table titled “Sensitivity of the Class A-P Certificates to Prepayments” set forth on page S-94 of the prospectus supplement is hereby replaced in its entirety by the following:

275%
7.491

20.

The column labeled “350%” in the table titled “Class 1-A-28, 1-A-38, 1-A-40, 1-A-81, 1-A-83, 1-A-85, 1-A-87, 1-A-90, 1-A-91 and 1-A-92 Certificates” set forth on page B-15 of the prospectus supplement is hereby replaced in its entirety by the following:

400%
100
92
76
57
42
31
23
17
12
9
7
5
4
3
2
1
1
1
1
*
*
*
*
*
*
*
*
*
*
*
0

4.37
4.22

21.

The column labeled “350%” in the table titled “Class 1-A-18 Certificates” set forth on page B-19 of the prospectus supplement is hereby replaced in its entirety by the following:

400%
100
92
76
57
42
31
23
17
12
9
7
5
4
3
2
1
1
1
1
*
*
*
*
*
*
*
*
*
*
*
0

4.37
4.22

22.

The column labeled “400%” in the table titled “Class 1-A-10, 1-A-59 and A-114 Certificates” set forth on page B-20 of the prospectus supplement is hereby replaced in its entirety by the following:

350%
100
93
79
61
47
36
28
21
16
13
10
8
6
5
3
3
2
2
1
1
1
*
*
*
*
*
*
*
*
*
0

4.90
4.72

23.

The column labeled “400%” in the table titled “Class 1-A-49, 1-A-50, 1-A-51, 1-A-52 and 1-A-53 Certificates” set forth on page B-20 of the prospectus supplement is hereby replaced in its entirety by the following:

350%
100
100
100
100
100
100
92
83
71
58
45
35
27
21
16
12
9
7
5
4
3
2
1
1
1
*
*
*
*
*
0

10.46
9.66

24.

The column labeled “400%” in the table titled “Class 1-A-54 Certificates” set forth on page B-21 of the prospectus supplement is hereby replaced in its entirety by the following:

350%
100
87
60
28
2
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0

2.31
2.31

25.

The column labeled “400%” in the table titled “Class 1-A-55 Certificates” set forth on page B-21 of the prospectus supplement is hereby replaced in its entirety by the following:

350%
100
100
100
100
100
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0

4.39
4.39

26.

The column labeled “400%” in the table titled “Class 1-A-56 Certificates” set forth on page B-22 of the prospectus supplement is hereby replaced in its entirety by the following:

350%
100
100
100
100
100
42
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0

5.00
5.00

27.

The column labeled “400%” in the table titled “Class 1-A-57 Certificates” set forth on page B-22 of the prospectus supplement is hereby replaced in its entirety by the following:

350%
100
100
100
100
100
100
19
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0

5.77
5.77

28.

The column labeled “400%” in the table titled “Class 1-A-58 Certificates” set forth on page B-23 of the prospectus supplement is hereby replaced in its entirety by the following:

350%
100
100
100
100
100
100
100
53
22
9
7
5
4
3
2
2
1
1
1
1
*
*
*
*
*
*
*
*
*
*
0

7.69
7.56

29.

The column labeled “400%” in the table titled “Class 1-A-76 Certificates” set forth on page B-23 of the prospectus supplement is hereby replaced in its entirety by the following:

350%
100
89
65
36
13
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0

2.54
2.54

30.

The column labeled “400%” in the table titled “Class 1-A-77 Certificates” set forth on page B-24 of the prospectus supplement is hereby replaced in its entirety by the following:

350%
100
100
100
100
100
82
46
22
9
4
3
2
2
1
1
1
1
*
*
*
*
*
*
*
*
*
*
*
*
*
0

6.30
6.25

31.

The column labeled “400%” in the table titled “Class 1-A-78 Certificates” set forth on page B-24 of the prospectus supplement is hereby replaced in its entirety by the following:

350%
100
90
68
42
20
4
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0

2.76
2.76

32.

The column labeled “400%” in the table titled “Class 1-A-79 Certificates” set forth on page B-25 of the prospectus supplement is hereby replaced in its entirety by the following:

350%
100
100
100
100
100
100
67
32
13
5
4
3
2
2
1
1
1
1
*
*
*
*
*
*
*
*
*
*
*
*
0

6.90
6.83

33.

The column labeled “400%” in the table titled “Class 1-A-80 Certificates” set forth on page B-25 of the prospectus supplement is hereby replaced in its entirety by the following:

350%
100
91
70
46
26
11
1
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0
0

2.98
2.98

____________________

JPMorgan

August 2, 2007